Exhibit 99.1

November 3, 2026
Strata Critical Medical Announces Third Quarter 2026 Results
•Revenue increased 50.3% year-over-year to $74.1 million in Q3 2026
•Clinical revenue increased 20.3% sequentially in Q3 2026 vs Q2 2026
•Q3 2026 net loss from continuing operations of $(7.6) million or (10.3)% of revenue
•Adjusted EBITDA(1) of $9.6 million in Q3 2026; Adjusted EBITDA margin of 13.0%
•Cash flow from operating activities was $9.5 million in Q3 2026; Free Cash Flow(1) was $8.6 million in Q3 2026
•Announced $20 million share repurchase authorization; will be deployed along with continued M&A strategy execution

NEW YORK — (November 3, 2026) — Strata Critical Medical, Inc. (Nasdaq: SRTA, "Strata" or the "Company"), today announced financial results for the third quarter ended September 30, 2026. Financial results in this release, including all comparisons to prior year periods, reflect continuing operations only.

GAAP FINANCIAL RESULTS
(in thousands except percentages, unaudited)

	Three Months Ended September 30,				Nine Months Ended September 30,
	2026	2025	% Change		2026	2025	% Change
Revenue:
Logistics	$44,899	$46,507	(3.5)%		$140,738	$127,563	10.3%
Transplant Clinical	15,217	1,199	NM(2)		37,577	1,199	NM(2)
Other Clinical	13,965	1,592	NM(2)		35,656	1,592	NM(2)
Total Clinical	29,182	2,791	NM(2)		73,233	2,791	NM(2)
Total revenue	$74,081	$49,298	50.3%		$213,971	$130,354	64.1%
Gross profit:
Logistics	$9,335	$9,990	(6.6)%		$27,388	$26,050	5.1%
Clinical	7,485	664	NM(2)		18,764	664	NM(2)
Total gross profit	$16,820	$10,654	57.9%		$46,152	$26,714	72.8%

Gross margin	22.7%	21.6%	110	bps	21.6%	20.5%	110	bps

Selling, general and administrative	$15,140	$15,912	(4.9)%		$44,741	$41,534	7.7%
SG&A as a percentage of revenue	20.4%	32.3%	(1,190	bps)	20.9%	31.9%	(1,100	bps)
Amortization of intangible assets	5,511	364	1,414.0%		13,624	1,128	1,107.8%
Total operating expenses	$20,651	$16,276	26.9%		$58,365	$42,662	36.8%
Operating loss from continuing operations	$(3,831)	$(5,622)	(31.9)%		$(12,213)	$(15,948)	(23.4)%
Net loss from continuing operations	$(7,615)	$(9,657)	(21.1)%		$(15,729)	$(14,678)	7.2%
Net loss from continuing operations as a percentage of revenue	(10.3)%	(19.6)%	930	bps	(7.4)%	(11.3)%	390	bps

(1) See "Use of Non-GAAP Financial Information" and "Key Metrics and Non-GAAP Financial Information" sections attached to this release for an explanation of Non-GAAP measures used and reconciliations to the most directly comparable GAAP financial measure.
(2) Not meaningful.

NON-GAAP(1) FINANCIAL RESULTS
(in thousands except percentages, unaudited)

	Three Months Ended September 30,				Nine Months Ended September 30,
	2026	2025	% Change		2026	2025	% Change
Revenue:
Logistics	$44,899	$46,507	(3.5)%		$140,738	$127,563	10.3%
Transplant Clinical	15,217	1,199	NM(2)		37,577	1,199	NM(2)
Other Clinical	13,965	1,592	NM(2)		35,656	1,592	NM(2)
Total Clinical	29,182	2,791	NM(2)		73,233	2,791	NM(2)
Total revenue	$74,081	$49,298	50.3%		$213,971	$130,354	64.1%
Gross profit:
Logistics (3)	$9,335	$9,990	(6.6)%		$27,388	$26,050	5.1%
Clinical (4)	7,485	664	NM(2)		18,764	664	NM(2)
Total gross profit	$16,820	$10,654	57.9%		$46,152	$26,714	72.8%

Gross margin:
Logistics	20.8%	21.5%	(70	bps)	19.5%	20.4%	(90	bps)
Clinical	25.6%	23.8%	NM(2)		25.6%	23.8%	NM(2)
Total gross margin	22.7%	21.6%	110	bps	21.6%	20.5%	110	bps

Adjusted SG&A	$8,926	$7,463	19.6%		$27,255	$22,249	22.5%
Adjusted SG&A as a percentage of revenue	12.0%	15.1%	(310	bps)	12.7%	17.1%	(440	bps)
Adjusted EBITDA	$9,606	$4,214	128.0%		$23,903	$7,096	236.9%
Adjusted EBITDA as a percentage of revenue	13.0%	8.5%	450	bps	11.2%	5.4%	580	bps
(1) See "Use of Non-GAAP Financial Information" and "Key Metrics and Non-GAAP Financial Information" sections attached to this release for an explanation of Non-GAAP measures used and reconciliations to the most directly comparable GAAP financial measure.
(2) Not meaningful.
(3) Net of depreciation expense of $1,329 and $965 for the three months ended September 30, 2026 and 2025, respectively, and $3,893 and $2,572 for the nine months ended September 30, 2026 and 2025, respectively.
(4) Net of depreciation expense of $382 and $58 for the three months ended September 30, 2026 and 2025, respectively, and $1,112 and $58 for the nine months ended September 30, 2026 and 2025, respectively.

"Our strong third quarter results speak for themselves," said Melissa Tomkiel, Co-CEO and General Counsel. "We demonstrated additional market share gains in our clinical business, continued sequential margin improvement, and a reduction in our Adjusted SG&A base quarter-over-quarter, even following our significant growth and the completion of three acquisitions during Q2."

Tomkiel continued, "Strategically, this quarter puts a spotlight on the scalability and cash generation potential of our business model with a record $8.6 million of Free Cash Flow in Q3. Tactically, we are happy to see Logistics gross margins back up above our 20% target faster than we anticipated."

"Given Strata's improved cash generation coupled with the receipt of our first passenger sale earn-out, we are now in a position to both accelerate our target pace of acquisitions as well as opportunistically return cash to shareholders through our new buyback program," said Will Heyburn, Co-CEO and CFO. "We have an excellent pipeline of opportunities to deploy capital at mid-single-digit cash flow multiples with a focus on opportunities that will further enhance our overall margin and free cash conversion profile."

Heyburn continued, "We are also pleased to report that we are pacing ahead of the medium-term goals we set out last year. The underlying driver of our financial performance is simple: better service, architected for efficiency, delivered in partnership with our customers to prioritize their individual preferences and our shared goal to save more lives."

Third Quarter Ended September 30, 2026 Financial Highlights
▪Total revenue increased 50.3% to $74.1 million in Q3 2026 versus $49.3 million in the prior year period driven by Clinical acquisitions partially offset by Logistics. On a pro forma(1) basis, revenue increased 8.5% year-over-year in Q3 2026.
▪Logistics revenue decreased 3.5% to $44.9 million in Q3 2026 versus $46.5 million in the prior year period. On a sequential basis, Logistics revenue decreased 6.9%, towards the high end of our guidance framework and consistent with seasonal transplant industry volume declines.
▪Clinical revenue increased to $29.2 million in Q3 2026 versus $2.8 million in the prior year period driven by a full quarter contribution from the Keystone acquisition that closed in Q3 2025 and three acquisitions that closed in Q2 2026. Clinical revenue increased 20.3% sequentially in Q3 2026, driven primarily by the full quarter impact of recent acquisitions as well as modest organic sequential growth.
▪Gross profit increased 57.9% to $16.8 million in Q3 2026 versus $10.7 million in the prior year period driven by growth in Clinical and Clinical acquisitions partially offset by Logistics.
▪Gross margin increased 110 basis points to 22.7% in Q3 2026 versus 21.6% in the prior year period driven primarily by the positive mix impact of our larger Clinical segment, which also saw margin expansion versus 2025, partially offset by a decline in Logistics gross margin.
▪Logistics gross profit decreased 6.6% to $9.3 million in Q3 2026 versus $10.0 million in the prior year period. Logistics gross margin of 20.8% in Q3 2026 declined versus 21.5% the prior year period driven primarily by an increase in fuel surcharge pass through revenue, and a reduction in average distances between donor and recipient, industry-wide and at Strata, which results in lower margins on owned aircraft. Logistics gross margin rebounded 240 basis points sequentially to 20.8% from 18.4% in Q2 2026.
▪Clinical gross profit increased to $7.5 million in Q3 2026 versus $0.7 million in Q3 2025, driven primarily by a full quarter contribution from the Keystone acquisition that closed in Q3 2025 and three acquisitions that closed in Q2 2026. Clinical gross margin increased to 25.6% in Q3 2026 versus 23.8% in Q3 2025. Clinical gross margin declined 50 basis points versus 26.1% in Q2 2026 primarily due to investments in staff and training to support future growth.
▪Total Selling, General and Administrative expenses decreased $0.8 million to $15.1 million in Q3 2026 versus $15.9 million in Q3 2025. Adjusted SG&A(1) increased $1.5 million to $8.9 million in Q3 2026 versus $7.5 million in Q3 2025 driven primarily by the acquisitions in Clinical. On a sequential basis, Adjusted SG&A(1) decreased $0.2 million in Q3 2026 versus Q2 2026.
▪Net loss from continuing operations improved by $2.0 million to $(7.6) million in Q3 2026 versus $(9.7) million in Q3 2025.
▪Adjusted EBITDA(1) was $9.6 million in Q3 2026 versus $4.2 million in Q3 2025. Adjusted EBITDA margin rose to 13.0% in Q3 2026 versus 8.5% in Q3 2025. The 450 basis points increase in Adjusted EBITDA margin versus Q3 2025 was driven by the increase in Clinical gross margin and a reduction in Adjusted SG&A as a percentage of revenue, partially offset by a decrease in Logistics gross margin.
▪Cash flow from operating activities was $9.5 million in Q3 2026.
▪Free Cash Flow was $8.6 million in Q3 2026.
▪Ended Q3 2026 with $41.6 million in cash and short-term investments.

(1) See "Use of Non-GAAP Financial Information" and "Key Metrics and Non-GAAP Financial Information" sections attached to this release for an explanation of Non-GAAP measures used and reconciliations to the most directly comparable GAAP financial measure.

Business Highlights and Recent Updates
▪Announced a $20 million share repurchase authorization, which will be utilized alongside our M&A strategy.
▪Launched a new cardiothoracic surgical locum tenens business line to address customer demand, enabling increased opportunities for Strata surgeons to cover traditional surgical needs in addition to transplant.
▪Received the EBITDA earn-out from the Passenger business sale during the quarter, settled in Joby Aviation stock that we sold for net proceeds of $15.3 million. Up to an additional $27.5 million of retention earn-out and indemnity holdback release may be received by Q1 2027.

Financial Outlook
Today, we are reiterating our 2026 guidance:

▪Revenue of $285-295 million
▪Adjusted EBITDA(2) of $33-35 million
▪Free cash flow, before aircraft and engine acquisitions(2) of $15-22 million

Pro forma, assuming all acquisitions completed in 2026 closed on January 1, 2026, our 2026 revenue and Adjusted EBITDA guidance would be approximately:
▪Revenue of $295-305 million
▪Adjusted EBITDA(2) of $36-38 million

Conference Call
The Company will conduct a conference call starting at 8:00 a.m. ET on November 3, 2026 to discuss the results for the third quarter ended September 30, 2026.
A live audio-only webcast of the call may be accessed from the Investor Relations section of the Company’s website at https://ir.stratacritical.com/. An archived replay of the call will be available on the Investor Relations section of the Company's website for one year.

(1) See "Use of Non-GAAP Financial Information" and "Key Metrics and Non-GAAP Financial Information" sections attached to this release for an explanation of Non-GAAP measures used and reconciliations to the most directly comparable GAAP financial measure.
(2) We have not reconciled the forward-looking Adjusted EBITDA and free cash flow, before aircraft and engine acquisitions guidance included above to the most directly comparable GAAP measures because this cannot be done without unreasonable effort due to the variability and low visibility with respect to certain costs, the most significant of which are, with respect to Adjusted EBITDA, incentive compensation (including stock-based compensation), transaction-related expenses, and certain fair value measurements, which are potential adjustments to future earnings, and with respect to free cash flow, before aircraft and engine acquisitions, changes in operating assets and liabilities. We expect the variability of these items to have a potentially unpredictable, and a potentially significant, impact on our future GAAP financial results.

Use of Non-GAAP Financial Information

Strata believes that the non-GAAP measures discussed below, viewed in addition to and not in lieu of our reported U.S. generally accepted accounting principles ("GAAP") results, provide useful information to investors by providing a more focused measure of operating results, enhance the overall understanding of past financial performance and future prospects, and allow for greater transparency with respect to key metrics used by management in its financial and operational decision making. The non-GAAP measures presented herein may not be comparable to similarly titled measures presented by other companies. Adjusted EBITDA, Adjusted SG&A, Free Cash Flow, Free Cash Flow before aircraft and engine acquisitions, and pro forma revenue have all been reconciled to the nearest GAAP measure in the tables within this press release.

Adjusted EBITDA – Strata reports Adjusted EBITDA, which is a non-GAAP financial measure. Strata defines Adjusted EBITDA as net income (loss) from continuing operations adjusted to exclude: (1) depreciation and amortization; (2) stock-based compensation; (3) change in fair value of warrant liabilities and other assets and liabilities; (4) interest income and expense; (5) income tax; (6) realized gains and losses on short-term investments; and (7) certain other non-recurring items that management does not believe are indicative of the Company's ongoing operating performance and would impact the comparability of results between periods.

Adjusted SG&A – Strata defines Adjusted selling, general and administrative ("SG&A") expenses as SG&A adjusted to exclude: (1) depreciation; (2) stock-based compensation; and (3) other non-cash items and certain other non-recurring items that management does not believe are indicative of the Company's ongoing operating performance that would impact the comparability of results between periods.

Free Cash Flow, and Free Cash Flow before aircraft and engine acquisitions – Strata defines Free Cash Flow as net cash provided by / (used in) operating activities less capital expenditures and capitalized software development costs (net of proceeds from disposals). Free Cash Flow before aircraft and engine acquisitions is defined as Free Cash Flow excluding cash outflows related to aircraft and engine acquisitions. Strata believes these measures provide valuable insights into the Company's cash-generating capacity. In particular, Free Cash Flow before aircraft and engine acquisitions highlights the cash generated by Strata's continuing operations prior to the impact of aircraft and engine acquisitions, which are discretionary and strategic in nature.

Pro forma revenue – Strata defines pro forma revenue as reported revenue adjusted to include the revenue of the OVPA, LPS and HLT-NRP acquisitions and the Keystone acquisition as if each had occurred at the beginning of the annual period preceding the year of acquisition. Strata believes this measure is useful to investors because it facilitates the evaluation of period-over-period revenue growth of the combined business on a comparable basis. Pro forma revenue is presented for informational purposes only and is not necessarily indicative of the results that would have been achieved had the acquisitions occurred on those dates or of future results.

Financial Results

STRATA CRITICAL MEDICAL, INC.
Condensed Consolidated Balance Sheets
(in thousands, except share data, unaudited)

	September 30, 2026	December 31, 2025
Assets
Current assets:
Cash and cash equivalents	$35,136	$30,968
Restricted cash	265	264
Accounts receivable, net of allowance of $195 and $1,066 at September 30, 2026 and December 31, 2025, respectively	42,772	39,958
Short-term investments	6,505	30,263
Prepaid expenses and other current assets	40,461	24,739
Total current assets	125,139	126,192

Non-current assets:
Property and equipment, net	39,622	36,444
Intangible assets, net	58,830	47,502
Goodwill	101,918	88,210
Operating right-of-use asset	3,287	3,107
Other non-current assets	88	24,017
Total assets	$328,884	$325,472

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable and accrued expenses	$14,358	$19,142
Operating lease liability, current	858	652
Other current liabilities	29,902	—
Total current liabilities	45,118	19,794

Non-current liabilities:
Warrant liability	—	1,530
Operating lease liability, non-current	2,765	2,655
Deferred tax liability	271	348
Other non-current liabilities	4,355	22,073
Total liabilities	52,509	46,400

Stockholders' Equity
Preferred stock, $0.0001 par value, 2,000,000 shares authorized; no shares issued and outstanding at September 30, 2026 and December 31, 2025, respectively	—	—
Common stock, $0.0001 par value; 400,000,000 shares authorized; 89,317,857 and 86,702,183 shares issued at September 30, 2026 and December 31, 2025, respectively	7	7
Additional paid-in capital	437,896	424,616
Accumulated other comprehensive income	—	—
Accumulated deficit	(161,528)	(145,551)
Total stockholders' equity	276,375	279,072
Total liabilities and stockholders' equity	$328,884	$325,472

STRATA CRITICAL MEDICAL, INC.
Condensed Consolidated Statements of Operations
(in thousands, except share data, unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
Revenue	$74,081	$49,298	$213,971	$130,354
Cost of revenue	57,261	38,644	167,819	103,640
Gross profit	16,820	10,654	46,152	26,714

Operating expenses
Selling, general and administrative	15,140	15,912	44,741	41,534
Amortization of intangible assets	5,511	364	13,624	1,128
Total operating expenses	20,651	16,276	58,365	42,662

Operating loss from continuing operations	(3,831)	(5,622)	(12,213)	(15,948)

Other non-operating income (loss)
Interest income, net	146	1,127	950	3,603
Change in fair value of warrant liabilities	—	33	1,530	2,862
Change in fair value of assets and other liabilities	(2,649)	—	(4,715)	—
Realized loss from sales of short-term investments	(1,281)	(5,195)	(1,281)	(5,195)
Total other non-operating income (loss)	(3,784)	(4,035)	(3,516)	1,270

Loss from continuing operations before income taxes	(7,615)	(9,657)	(15,729)	(14,678)
Income tax expense from continuing operations	—	—	—	—
Net loss from continuing operations	(7,615)	(9,657)	(15,729)	(14,678)
Net income (loss) from discontinued operations	—	67,073	(248)	64,858
Net income (loss)	$(7,615)	$57,416	$(15,977)	$50,180

Basic and diluted earnings (loss) per share
Continuing operations	$(0.09)	$(0.12)	$(0.18)	$(0.18)
Discontinued operations	—	0.81	—	0.80
Total basic and diluted earnings (loss) per share	$(0.09)	$0.70	$(0.18)	$0.62

Weighted-average number of shares outstanding:
Basic	88,274,370	82,454,657	86,614,558	81,223,912
Diluted	88,274,370	82,454,657	86,614,558	81,223,912

STRATA CRITICAL MEDICAL, INC.
Condensed Consolidated Statements of Cash Flows
(in thousands, unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
Cash Flows From Operating Activities:
Net income (loss)	$(7,615)	$57,416	$(15,977)	$50,180
Adjustments to reconcile net income (loss) to net cash and restricted cash provided by / (used in) operating activities:
(Gain) loss on sale of business	—	(60,435)	344	(60,435)
Depreciation and amortization	7,312	1,704	18,887	5,177
Stock-based compensation	5,049	1,680	13,790	11,246
Change in fair value of warrant liabilities	—	(33)	(1,530)	(2,862)
Change in fair value of other assets and liabilities	2,649	—	4,715	—
Transaction costs paid related to sale of business	—	(5,964)	—	(5,964)
Acquisition consideration allocated to seller transaction expenses	—	(44,339)	—	(44,339)
Realized loss from sale of short-term investments	1,281	5,195	1,281	5,195
Realized foreign exchange gain	—	(812)	—	(798)
Accretion of interest income on held-to-maturity securities	(60)	(224)	(506)	(1,732)
Deferred tax expense (benefit)	—	554	(96)	558
Non-cash capital contribution	339	—	672	—
Other	189	(26)	315	388
Changes in operating assets and liabilities:
Prepaid expenses and other current assets	(1,107)	2,426	(1,301)	776
Accounts receivable	1,356	(1,774)	839	(8,551)
Other non-current assets	2	592	79	666
Operating right-of-use assets/lease liabilities	21	(29)	136	(90)
Accounts payable and accrued expenses	54	7,481	(2,591)	8,395
Deferred revenue	(12)	(709)	(27)	1,583
Net cash provided by / (used in) operating activities (includes discontinued operations)	9,458	(37,297)	19,030	(40,607)

Cash Flows From Investing Activities:
Acquisitions, net of cash acquired	(995)	(65,174)	(35,818)	(65,174)
Cash transfer related to sale of business	—	(1,241)	(290)	(1,241)
Capitalized software development costs	(415)	(297)	(1,031)	(1,258)
Purchase of property and equipment, net of proceeds from disposal	(400)	(2,898)	(8,069)	(7,747)
Purchase of held-to-maturity investments	—	(49,855)	(6,254)	(146,258)
Proceeds from maturities of held-to-maturity investments	—	51,700	30,500	203,000
Proceeds from sale of short-term investments	15,271	70,163	15,271	70,163
Net cash (used in) / provided by investing activities (includes discontinued operations)	13,461	2,398	(5,691)	51,485

Cash Flows From Financing Activities:
Proceeds from the exercise of common stock options	4	65	59	139
Taxes paid related to net share settlement of equity awards	(4,086)	(1,852)	(8,874)	(7,309)
Payments for debt issuance costs	(17)	—	(355)	—
Net cash used in financing activities (includes discontinued operations)	(4,099)	(1,787)	(9,170)	(7,170)

Effect of foreign exchange rate changes on cash balances	—	(616)	—	(339)
Net increase / (decrease) in cash and cash equivalents and restricted cash	18,820	(37,302)	4,169	3,369
Cash and cash equivalents and restricted cash - beginning	16,581	60,318	31,232	19,647
Cash and cash equivalents and restricted cash - ending	$35,401	$23,016	$35,401	$23,016

Reconciliation to condensed consolidated balance sheets (includes discontinued operations)
Cash and cash equivalents	$35,136	$22,753	$35,136	$22,753
Restricted cash	265	263	265	263
Total cash and cash equivalents and restricted cash	$35,401	$23,016	$35,401	$23,016

Supplemental cash flow information
Cash paid for:
Income taxes paid	$491	$—	$584	$23
Non-cash investing and financing activities:
Common stock received for sale of business	$16,551	$75,357	$16,551	$75,357

Contingent consideration and indemnity holdback receivable from sale of business in contingent consideration and other non-current assets, respectively	—	36,233	—	36,233
New leases under ASC 842 entered into during the period	$—	$397	$1,317	$1,597
Contingent consideration in accounts payable and accrued expenses and other current and non-current liabilities	352	9,215	3,302	9,215
Common stock issued for acquisition	—	8,414	4,267	8,414
Return of escrowed share consideration previously in accounts payable and accrued expenses	1,989	—	1,989	—
Reclassification of escrowed share consideration from accounts payable and accrued expenses to equity	3,366	—	3,366	—
Purchases of property and equipment and capitalized software in accounts payable and accrued expenses	515	284	574	518
Non-cash proceeds from disposal of property and equipment included in other current assets	100	—	100	—

Key Metrics and Non-GAAP Financial Information
RECONCILIATION OF TOTAL SG&A TO ADJUSTED SG&A EXPENSE
(in thousands except percentages, unaudited)

	Three Months Ended September 30,		Three Months Ended June 30,	Nine Months Ended September 30,
	2026	2025	2026	2026	2025
Total Selling, general and administrative	$15,140	$15,912	$13,996	$44,741	$41,534
Adjustments to reconcile SG&A to Adjusted SG&A
Subtract:
Depreciation	89	58	101	257	133
Stock-based compensation	5,049	1,646	3,706	13,790	10,372
Legal expenses and regulatory advocacy fees(1)	50	5,045	(83)	176	5,748
Contingent consideration compensation (earn-out)(2)	339	—	333	672	—
M&A transaction costs and integration of the acquired company(3)	395	1,134	652	1,697	1,168
Reorganization and rebranding costs related to the sale of the Passenger business(4)	210	—	172	801	—
Corporate staff costs included in the sold Passenger business(5)	—	566	—	—	1,864
Other(6)	82	—	—	93	—
Adjusted SG&A	$8,926	$7,463	$9,115	$27,255	$22,249
Adjusted SG&A as a percentage of revenue	12.0%	15.1%	12.6%	12.7%	17.1%
(1) For the three and nine months ended September 30, 2026, includes the settlement fees related to one legal matter and legal fees relating to one specific litigation, partially offset by the reversal of a provision that had previously been adjusted in the calculation of Adjusted EBITDA. For the three months ended June 30, 2026, includes the reversal of a provision that had previously been adjusted in the calculation of Adjusted EBITDA, partially offset by legal fees relating to one specific litigation. For the three and nine months ended September 30, 2025, comprised of legal fees related to the Drulias class action lawsuit, for which the parties entered into a Stipulation of Settlement to fully resolve the matter in December 2025. We consider those matters to be non-recurring and not representative of the legal and regulatory advocacy costs typically incurred in the ordinary course of business.
(2) Represents contingent consideration in connection with the Keystone acquisition, where part of the Seller earnout was allocated to a vendor.
(3) For the three and nine months ended September 30, 2026 and 2025, and the three months ended June 30, 2026, consists of M&A transaction costs (including legal fees and professional fees related to financial, legal, and tax due diligence); and costs of integrating Keystone into a public company environment, including enterprise resource planning migration and software development costs to enhance its internally developed software to meet internal control standards.
(4) For the three and nine months ended September 30, 2026, and the three months ended June 30, 2026, consists of rebranding costs related to the decommissioning of the Blade brand and the introduction of the Strata brand; one-time reorganization costs related to the restructuring of Strata headquarters staff following the transfer of certain positions to Joby Aviation; and software application costs incurred to separate our software from the Passenger platform.
(5) Represents corporate staff costs related to employees who transferred to Joby Aviation following the sale of the Passenger business on August 29, 2025. This adjustment is intended to enhance period-to-period comparability by excluding from all periods, costs associated with transferred employees whose corporate functions were not replaced. Under U.S. GAAP (ASC 205-20), these costs were required to remain in continuing operations prior to the divestiture because they were not directly attributable to discontinued operations.
(6) Consists of non-cash realized loss from disposal of fixed assets.

RECONCILIATION OF NET INCOME (LOSS) FROM CONTINUING OPERATIONS TO ADJUSTED EBITDA
(in thousands except percentages, unaudited)

	Three Months Ended September 30,		Three Months Ended June 30,	Nine Months Ended September 30,
	2026	2025	2026	2026	2025
Net loss from continuing operations	$(7,615)	$(9,657)	$(10,516)	$(15,729)	$(14,678)
Add (deduct):
Depreciation and amortization	7,312	1,445	8,515	18,887	3,892
Stock-based compensation	5,049	1,646	3,706	13,790	10,372
Change in fair value of warrant liabilities	—	(33)	(71)	(1,530)	(2,862)
Change in fair value of assets and other liabilities	2,649	—	5,510	4,715	—
Realized loss from sales of short-term investments (1)	1,281	5,195	—	1,281	5,195
Interest income, net	(146)	(1,127)	(331)	(950)	(3,603)
Legal expenses and regulatory advocacy fees(2)	50	5,045	(83)	176	5,748
Contingent consideration compensation (earn-out)(3)	339	—	333	672	—
M&A transaction costs and integration of the acquired company(4)	395	1,134	652	1,697	1,168
Reorganization and rebranding costs related to the sale of the Passenger business(5)	210	—	172	801	—
Corporate staff costs included in the sold Passenger business(6)	—	566	—	—	1,864
Other (7)	82	—	—	93	—
Adjusted EBITDA	$9,606	$4,214	$7,887	$23,903	$7,096
Adjusted EBITDA as a percentage of revenue	13.0%	8.5%	10.9%	11.2%	5.4%
(1) Consists of realized loss on the sale of securities of Joby Aviation received as consideration in the Passenger business divestiture, including earn-out consideration received in the current period.
(2) For the three and nine months ended September 30, 2026, includes the settlement fees related to one legal matter and legal fees relating to one specific litigation, partially offset by the reversal of a provision that had previously been adjusted in the calculation of Adjusted EBITDA. For the three months ended June 30, 2026, includes the reversal of a provision that had previously been adjusted in the calculation of Adjusted EBITDA, partially offset by legal fees relating to one specific litigation. For the three and nine months ended September 30, 2025, comprised of legal fees related to the Drulias class action lawsuit, for which the parties entered into a Stipulation of Settlement to fully resolve the matter in December 2025. We consider those matters to be non-recurring and not representative of the legal and regulatory advocacy costs typically incurred in the ordinary course of business.
(3) Represents contingent consideration in connection with the Keystone acquisition, where part of the Seller earnout was allocated to a vendor.
(4) For the three and nine months ended September 30, 2026 and 2025, and the three months ended June 30, 2026, consists of M&A transaction costs (including legal fees and professional fees related to financial, legal, and tax due diligence); and costs of integrating Keystone into a public company environment, including enterprise resource planning migration and software development costs to enhance its internally developed software to meet internal control standards.
(5) For the three and nine months ended September 30, 2026, and the three months ended June 30, 2026, consists of rebranding costs related to the decommissioning of the Blade brand and the introduction of the Strata brand; one-time reorganization costs related to the restructuring of Strata headquarters staff following the transfer of certain positions to Joby Aviation; and software application costs incurred to separate our software from the Passenger platform.
(6) Represents corporate staff costs related to employees who transferred to Joby Aviation following the sale of the Passenger business on August 29, 2025. This adjustment is intended to enhance period-to-period comparability by excluding from all periods, costs associated with transferred employees whose corporate functions were not replaced. Under U.S. GAAP (ASC 205-20), these costs were required to remain in continuing operations prior to the divestiture because they were not directly attributable to discontinued operations.
(7) Consists of non-cash realized loss from disposal of fixed assets.

RECONCILIATION OF NET CASH PROVIDED BY OPERATING ACTIVITIES TO FREE CASH FLOW MEASURES
(in thousands, unaudited)

Three Months Ended September 30, 2026
Net cash provided by operating activities	$9,458
Capitalized software development costs	(415)
Purchase of property and equipment, net of proceeds from disposal	(400)
Free cash flow	$8,643
Aircraft and engine acquisition capital expenditures(1)	—
Free cash flow before aircraft and engine acquisitions	$8,643
(1) Represents capital expenditures for aircraft and engine acquisitions, excluding capitalized maintenance subsequent to initial acquisition.

RECONCILIATION OF REVENUE TO PRO FORMA REVENUE
(in thousands except percentages, unaudited)

	Three Months Ended September 30,
	2026	2025	% Change
Revenue	$74,081	$49,298	50.3%
Impact of OVPA, LPS and HLT-NRP acquisitions(1)	—	4,811	NM(3)
Impact of Keystone acquisition(2)	—	14,178	NM(3)
Pro forma revenue	$74,081	$68,287	8.5%
(1) Represents revenue of OVPA (acquired April 30, 2026), LPS (acquired June 2, 2026) and HLT-NRP (acquired June 22, 2026) for periods prior to their respective acquisition dates.
(2) Represents revenue of Keystone for the period prior to its acquisition on September 16, 2025.
(3) Not meaningful.
Pro forma revenue is derived from the unaudited pro forma information included in the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 2026, is not a measure of organic growth and is not necessarily indicative of the results that would have been achieved had the acquisitions occurred on those dates.
SEQUENTIAL QUARTER COMPARISON
(in thousands except percentages, unaudited)

	Three Months Ended September 30,	Three Months Ended June 30,
	2026	2026	% Change
Revenue:
Logistics	$44,899	$48,240	(6.9)%
Transplant Clinical	15,217	12,521	21.5%
Other Clinical	13,965	11,745	18.9%
Total Clinical	29,182	24,266	20.3%
Total revenue	$74,081	$72,506	2.2%
Gross profit:
Logistics (1)	$9,335	$8,888	5.0%
Clinical (2)	7,485	6,327	18.3%
Total gross profit	$16,820	$15,215	10.5%

Gross margin:
Logistics	20.8%	18.4%	240	bps
Clinical	25.6%	26.1%	(50	bps)
Total gross margin	22.7%	21.0%	170	bps

Adjusted SG&A	$8,926	$9,115	(2.1)%
(1) Net of depreciation expense of $1,329 and $1,417 for the three months ended September 30, 2026 and June 30, 2026, respectively.
(2) Net of depreciation expense of $382 and $370 for the three months ended September 30, 2026 and June 30, 2026, respectively.

About Strata Critical Medical
Strata is a time-critical logistics and medical services provider to the U.S. healthcare industry. We operate one of the nation’s largest air transport and surgical services networks for transplant hospitals and organ procurement organizations, offering an integrated “one call” solution for donor organ recovery.
Strata’s core services include air and ground logistics, surgical organ recovery, organ placement and normothermic regional perfusion for the transplant industry, as well as perfusion staffing and equipment solutions for cardiovascular surgery centers.

For more information, visit www.srta.com.
Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include all statements that are not historical facts and may be identified by the use of words such as "will", “anticipate”, “believe”, “could”, “continue”, “expect", “estimate”, “may”, “plan”, “outlook”, “future”, "target", and “project” and other similar expressions and the negatives of those terms. These statements, which involve risks and uncertainties, are based on forecasts of future results and estimates of amounts not yet determinable and may also relate to Strata’s future prospects, developments and business strategies. In particular, such forward-looking statements include statements concerning Strata’s future plans and business strategies, financial and operating performance (including the discussion of financial outlook and guidance for 2026 and beyond), acquisition opportunities, results of operations, and industry environment and growth opportunities. These statements are based on management’s current expectations and beliefs, as well as a number of assumptions concerning future events. Actual results may differ materially from the results predicted, and reported results should not be considered as an indication of future performance.
Such forward-looking statements are subject to known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside Strata’s control, that could cause actual results to differ materially from the results discussed in the forward-looking statements. Factors that could cause actual results to differ materially from those expressed or implied in forward-looking statements include: our continued net losses or failure to achieve or maintain profitability; our ability to realize the anticipated benefits of strategic transactions, including the recently completed divestment of the Passenger business and acquisition and integration of Keystone; any future acquisitions or partnerships; harm to our reputation and brand; negative publicity, litigation, claims or regulatory scrutiny; our ability to provide high-quality customer support and maintain trusted relationships with customers; our reliance on contractual relationships with transplant centers, hospitals, Organ Procurement Organizations and strategic partners; adoption and effective utilization of our integrated clinical and logistics offerings by medical customers; competition; our dependence on the availability and utilization of organ donors and transplant volumes; insufficient reimbursement or funding for organ transport and related services; risks inherent in organ transportation operations; risks associated with ground transportation operations; advancements in preservation technology or alternative transport methods; aviation safety risks; the effects of climate change, extreme weather events or environmental developments affecting our operations; terrorist attacks, geopolitical conflict or security events affecting aviation or healthcare infrastructure; the volatility in aircraft fuel availability or cost; our ability to obtain additional capital or financing;

restrictions under our credit agreement; our ability to manage our growth; insurance market conditions; our dependence on key personnel and our ability to attract and retain qualified professionals; employment-related claims, workforce litigation or labor market challenges; our ability to maintain our company culture as we grow; fluctuations in financial results and the non-comparability of historical financial statements; risks associated with purchasing aircraft or evolving from an asset-light model; risks associated with directly operating aircraft; our reliance on maintaining efficient aircraft utilization to manage costs, operating efficiency and margins; changes in regulatory frameworks; our reliance on third-party aircraft operators; the availability of sufficient third-party aircraft capacity; workforce disruptions, operations interruptions or financial difficulties affecting third-party operators or service workers; risks arising from illegal, improper, or otherwise inappropriate operation of branded aircraft by third-party operators; our reliance on third-party cloud infrastructure, hosting providers and other technology vendors; interruptions, defects, failures or vulnerabilities in our technology systems or those of third-party providers; cybersecurity incidents, data breaches or misuse of artificial intelligence technologies; our ability to protect and enforce intellectual property rights; risks associated with our use of open-source software; our operations within highly regulated environments; the impact of any litigation or regulatory investigations that we may be subject to; our ability to comply with privacy, data protection, consumer protection and security laws; the expansion of environmental regulations; our ability to maintain effective disclosure controls and procedures; and other factors beyond our control. Additional factors can be found in our most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q, each as filed with the U.S. Securities and Exchange Commission. New risks and uncertainties arise from time to time, and it is impossible for us to predict these events or how they may affect us. You are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made, and Strata undertakes no obligation to update or revise the forward-looking statements, whether as a result of new information, changes in expectations, future events or otherwise.

Contacts

Mathew Schneider
investors@srta.com